UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2018

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Boland Street, Suite 301

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2018, Lonestar Resources US Inc. (the “Company”) issued a press release announcing that Douglas W. Banister has retired from his position as Chief Financial Officer of the Company, and from all officer positions held at the Company’s subsidiaries, effective as of such date. Mr. Banister leaves the Company on good terms and will provide consulting services to the Company from time to time on a going-forward basis.

In connection with Mr. Banister’s departure, the Company and Mr. Banister have entered into an agreement pursuant to which the Company will receive customary releases and Mr. Banister will receive the following benefits: (a) an aggregate of $375,000 in future payments, less all taxes and applicable withholdings, to be paid during the one-year period following Mr. Banister’s retirement from the Company (the “Payment Period”); (b) payment by the Company of COBRA health benefits during the Payment Period and (c) during the Payment Period, Mr. Banister’s equity awards will vest on the dates such awards would vest absent Mr. Banister’s retirement from the Company.

In connection with Mr. Banister’s departure, on April 30, 2018, Company appointed Jason N. Werth, Chief Accounting Officer of the Company, to act in the capacity of principal financial officer in addition to his role as principal accounting officer. With regard to Mr. Werth’s appointment, the Company incorporates by reference the disclosures contained in the Company’s Current Report on Form 8-K filed on February 8, 2018.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: April 30, 2018	By:	/s/ Frank D. Bracken III
	Name:	Frank D. Bracken III
	Title:	Chief Executive Officer